UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Section 240.14a-12

Royalty Pharma plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Royalty Pharma plc (the "Company") with a definitive proxy statement related to a proposed transaction in which the Company's subsidiary, Royalty Pharma Holdings Ltd. ("RPH"), entered into a Membership Interest Purchase Agreement with Royalty Pharma, LLC ("RP LLC"), a Delaware limited liability company, RP Management, LLC, a Delaware limited liability company, and the sellers named therein (the "Sellers"), pursuant to which, upon the terms and subject to the conditions set forth therein, RPH will acquire all of the equity interests of RP LLC from the Sellers.

This Schedule 14A consists of an internal communication delivered by Pablo Legorreta to employees of Royalty Pharma on January 17, 2025 relating to an investor conference with JPMorgan.

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Dear Colleagues,

We had the opportunity to participate in the J.P. Morgan Conference this week, where we held many positive meetings with investors and business partners. I am thrilled to share some of the highlights with you.

On the investor relations side, we met with approximately 40 investors across 30 unique institutions. Investors were excited about the internalization of RP Management, and its announcement was a focal point of our conversations. We also discussed our capital allocation strategy, including the potential $2 billion of share repurchases in 2025, and our attractive pipeline of late-stage products. The positive feedback we received at the conference is a testament to the confidence our investors have in our strategy and approach to capital allocation.

In addition to these investor meetings, a large group of our colleagues also attended the conference for business development purposes. They met with more than one hundred existing and prospective business partners to discuss potential funding transactions. We are off to a strong start in 2025!

Thank you to everyone for the monumental effort to achieve the announcement of the internalization transaction ahead of the J.P. Morgan Conference. I know that many of you worked around the clock, giving up a meaningful portion of your holidays to make this happen. In particular, I wanted to acknowledge the contributions made by our legal, accounting, finance and investor relations teams. The hard work and commitment demonstrated by these teams were instrumental in reaching this milestone.

Your unwavering dedication is truly appreciated. I look forward to continuing this journey together and achieving even greater success in the year ahead.

Best,

/s/ Pablo Legorreta

Pablo Legorreta

Founder & Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof. This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities, market growth, and plans for capital deployment, plus the benefits of the Transaction, including cash savings, enhanced alignment with shareholders, increased investment returns, expectations regarding management continuity, transparency and governance, and the benefits of simplification to its structure. In some cases, you can identify such forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “target,” “forecast,” “guidance,” “goal,” “predicts,” “project,” “potential” or “continue,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements, including because the Transaction is subject to shareholder approval. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of Royalty Pharma’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. Royalty Pharma does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law. For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and Exchange Commission (“SEC”) by visiting EDGAR on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

In connection with the Transaction, Royalty Pharma will file with the SEC a proxy statement on Schedule 14A. The definitive proxy statement will be sent to the shareholders of Royalty Pharma seeking their approval of the Transaction and other related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING ROYALTY PHARMA, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov/edgar/browse/?CIK=1802768&owner=exclude.  Copies of documents filed with the SEC by Royalty Pharma will be made available free of charge by accessing its website at https://www.royaltypharma.com/investors/ or by contacting Royalty Pharma via email by sending a message to ir@royaltypharma.com.

Participants in the Solicitation

Royalty Pharma and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Royalty Pharma in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Royalty Pharma and other persons who may be deemed to be participants in the solicitation of shareholders of Royalty Pharma in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement related to the Transaction, which will be filed with the SEC. Information about the directors and executive officers of Royalty Pharma and their ownership of Royalty Pharma ordinary shares is also set forth in Royalty Pharma’s definitive proxy statement in connection with its 2024 Annual General Meeting of Shareholders, as filed with the SEC on April 25, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1802768/000114036124022029/ny20020881x1_def14a.htm) and in Royalty Pharma’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1802768/000180276824000012/rprx-20231231.htm). Information about the directors and executive officers of Royalty Pharma, their ownership of the Royalty Pharma ordinary shares, and Royalty Pharma’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Shareholders Matters,” and “Certain Relationships and Related Transactions” included in Royalty Pharma’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 15, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1802768/000180276824000012/rprx-20231231.htm), and in the sections entitled “Certain Relationships and Related Party Transactions,” and “Security Ownership of Certain Beneficial Owners,” included in the Company’s definitive proxy statement in connection with its 2024 Annual General Meeting of Shareholders, as filed with the SEC on April 25, 2024 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1802768/000114036124022029/ny20020881x1_def14a.htm).  Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.